EXHIBIT 5.1
DUGGINS WREN MANN & ROMERO, LLP
POST OFFICE BOX 1149
AUSTIN, TEXAS 78767

ONE AMERICAN CENTER
600 CONGRESS AVENUE, SUITE 1900
AUSTIN, TEXAS 78701

TELEPHONE (512) 744-9300
FAX (512) 744-9399
December 5, 2011

El Paso Electric Company
Stanton Tower
100 North Stanton
El Paso, Texas 79901

Ladies and Gentlemen:

We have acted as special Texas counsel for El Paso Electric Company, a Texas corporation (the “Company”) with regard to matters of Texas law in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company on December 5, 2011 with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), for the registration and sale from time to time of: (1) the Company's shares of common stock, no par value (the “Common Stock”); (2) the Company's shares of preferred stock, no par value (the “Preferred Stock”); (3) the Company's debt securities (the “Debt Securities”), which may be issued pursuant to the Debt Securities Indenture dated May 1, 2005, entered into between the Company and The Bank of New York Mellon Trust Company, N.A., as successor to JPMorgan Chase Bank, National Association, as trustee (the “Debt Trustee”), as supplemented by the First Supplemental Debt Securities Indenture dated May 19, 2008 (together, the “Indenture”); (4) the Company's first mortgage bonds (the “Bonds”), which may be issued by the Company pursuant to the General Mortgage Indenture and Deed of Trust, dated as of February 1, 1996, between the Company and U.S. Bank National Association, as successor to State Street Bank and Trust Company, as trustee (the “Bond Trustee”), as supplemented and amended by supplemental indentures (the “Mortgage”); (5) warrants of the Company as described in the Registration Statement (the “Warrants”), which may be issued pursuant to a warrant agreement (the “Warrant Agreement”) to be entered into between the Company and a bank or trust company, as warrant agent (the “Warrant Agent”); (6) purchase contracts of the Company as described in the Registration Statement (the “Purchase Contracts”), which may be issued under one or more purchase contract agreements (each, a “Purchase Contract Agreement”) to be entered into between the Company and the purchase contract agent to be named therein (the “Purchase Contract Agent”); and (7) units (the “Units”) to be issued under one or more unit agreements (each, a “Unit Agreement”) to be entered into among the Company, a bank or trust company, as unit agent (the “Unit Agent”) and the holders from time to time of the Units.

We, as your special Texas counsel, have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials, and other instruments as we have deemed necessary for the purposes of rendering the opinions set forth in this letter.

As to certain factual matters material to the opinions hereinafter expressed, we have, when relevant facts were not independently established by us, relied (where such reliance is reasonable), without objection by you, upon representations contained in certificates of the Company or its officers and/or directors, on certificates of public officials, and on representations made by the Company in the Registration Statement.

We have assumed, without objection by you and without investigation, the genuineness of all signatures, the authenticity and completeness of all documents submitted to us as originals including, without limitation, the Mortgage and the Indenture, and the completeness and conformity with originals of all documents submitted to us as copies.

Opinions

Subject to the foregoing, and to the further exceptions, assumptions and qualifications set forth below, we are of the opinion that:

1.    When the necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of shares of Common Stock from time to time proposed to be sold by the Company, and when such shares of Common Stock are issued and delivered (i) in accordance with the applicable underwriting or other agreement, including provisions for the payment of such consideration therefor as shall have been authorized by the Board of Directors of the Company or (ii) upon conversion or exercise of any security offered under the Registration Statement (the “Offered Security”), in accordance with terms of such Offered Security or the instrument governing such Offered Security providing for such conversion or exercise as approved by the Board of Directors, including terms for the payment of such consideration therefor as shall have been established under the terms of such Offered Security, or the instrument governing such Offered Security providing for such conversion or exercise, as approved by the Board of Directors, such shares of Common Stock will be validly issued, fully paid, and non-assessable.

2.    Upon designation of the relative rights, preferences, and limitations of any series of Preferred Stock by the Board of Directors of the Company in conformity with the requirements of the Company's Articles of Incorporation as then amended and the proper filing with the Secretary of State of Texas of a Certificate of Designation relating to such series of Preferred Stock in compliance with the Texas Business Organizations Code, all necessary corporate action on the part of the Company will have been taken to authorize the issuance and sale of such series of Preferred Stock, and when such shares of Preferred Stock are issued and delivered in accordance with all provisions of such Certificate of Designation and the applicable underwriting or other agreement, including provisions for the payment of such consideration therefor as shall have been authorized by the Board of Directors of the Company, such shares of Preferred Stock will be validly issued, fully paid, and non-assessable.

3.    The Company is validly existing as a corporation in good standing under the laws of the State of Texas.

4.    Each of the Indenture and the Mortgage has been duly authorized, executed, and delivered by the Company.

5.    The Company has the power to enter into one or more indentures supplemental to the Indenture in connection with the issuance of any Debt Securities, to authorize the specific terms of a particular series of Debt Securities in accordance with the Indenture, and to execute, issue, and deliver such Debt Securities in accordance with the Indenture as so supplemented. Assuming such action shall have been taken by the Company, the Company shall have taken all required steps to enter into any such supplemental indenture, to authorize the specific terms of a particular series of Debt Securities in accordance with the Indenture as so supplemented, and to create the obligations of the Company under such Debt Securities.

6.    The Company has the power to authorize and establish one or more specific series of Bonds in accordance with the Mortgage and to execute, issue, and deliver such Bonds in accordance with the Mortgage. Assuming such action shall have been taken by the Company, the Company shall have taken all required steps to authorize the specific terms of such Bonds in accordance with the Mortgage and to create the obligations of the Company under such Bonds.

7.    The Company has the power to authorize and enter into one or more Warrant Agreements, to authorize and establish, in conformity with the Company's Articles of Incorporation (and, as applicable, the Indenture and the Mortgage), the terms of the Warrants described therein, and to authorize, execute, and deliver such Warrants. Assuming such action shall have been taken by the Company, the Company shall have taken all required steps

2

to authorize and enter into such Warrant Agreements, to authorize and establish the terms of such Warrants, and to authorize, execute and deliver such Warrants.

8.    The Company has the power to authorize and enter into one or more Purchase Contract Agreements, to authorize and establish, in conformity with the Company's Articles of Incorporation (and, as applicable, the Indenture and the Mortgage), the terms of the Purchase Contracts described therein, and to authorize, execute, and deliver such Purchase Contracts. Assuming such action shall have been taken by the Company, the Company shall have taken all required steps to authorize and enter into such Purchase Contract Agreements, to authorize and establish the terms of such Purchase Contracts, and to authorize, execute and deliver such Purchase Contracts.

9.    The Company has the power to authorize and enter into one or more Unit Agreements, to authorize and establish, in conformity with the Company's Articles of Incorporation (and, as applicable, the Indenture and the Mortgage), the terms of the Units described therein, and to authorize, execute, and deliver such Units. Assuming such action shall have been taken by the Company, the Company shall have taken all required steps to authorize and enter into such Unit Agreements, to authorize and establish the terms of such Units, and to authorize, execute and deliver such Units.

In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such security, (i) the Board of Directors shall have duly established the terms of such security and duly authorized the issuance and sale of such security and such authorization shall not have been modified or rescinded; (ii) the Company shall remain validly existing as a corporation in good standing under the laws of the State of Texas; (iii) the Registration Statement shall have become effective and such effectiveness shall not have been terminated or rescinded; (iv) the Indenture, as then supplemented, and the Debt Securities are each valid, binding and enforceable agreements of each party thereto (other than as expressly covered above in respect of the Company); (v) the Mortgage and the Bonds are each valid, binding and enforceable agreements of each party thereto (other than as expressly covered above in respect of the Company); and (vi) there shall not have occurred any change in law affecting the validity or enforceability of such security. We have also assumed that none of the terms of any security to be established subsequent to the date hereof, nor the issuance and delivery of such security, nor the compliance by the Company with the terms of such security will violate any applicable law or public policy or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.

Additional Assumptions and Qualifications

A.    We have not acted as general counsel to the Company, and our opinions are based solely on information provided to us by the Company, which we have not independently investigated, and on information we have obtained from third-party sources, which we believe to be reliable but have not independently investigated.

B.    In connection with the opinions set forth in paragraphs 1, 2, 7, 8, and 9 above, we have assumed that after the issuance of shares of Common Stock and Preferred Stock as described therein (and as may be issued pursuant to the Warrants, Purchase Contract Agreements, and Unit Agreements) the total number of shares of Common Stock issued by the Company will not exceed the total number of shares of Common Stock that the Company is then authorized to issue pursuant to its Articles of Incorporation as then amended, and the total number of shares of each class or series of Preferred Stock issued by the Company will not exceed the number of shares of such class or series that the Company is then authorized to issue pursuant to its Articles of Incorporation as then amended (including amendments effected by the filing of designations of relative rights, preferences, and limitations of classes or series of Preferred Stock).

C.    We are members of the Bar of the State of Texas and the foregoing opinions are limited to the laws of the State of Texas. Insofar as the foregoing opinions involve matters governed by the laws of the State of New York, we have relied, without independent investigation, on the opinions of Davis Polk & Wardwell LLP as of the date hereof and delivered to you today.

3

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and further consent to the reference to our name under the caption “Legal Matters” in the prospectus, which is a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/    DUGGINS WREN MANN & ROMERO, LLP

4